                             STOCKHOLDERS AGREEMENT

                  Stockholders Agreement (the "Agreement"), dated as of March 19, 2004, by and among each of the holders of Cablevision NY Group Class B common stock ("Class B Common Stock") of Cablevision Systems Corporation, a Delaware corporation ("Cablevision"), listed on Schedule A, annexed hereto (each, a "Class B Stockholder", and collectively, the "Class B Stockholders").

                              W I T N E S S E T H:

                  WHEREAS, each of the Class B Stockholders is currently the record owner of shares of Class B Common Stock of Cablevision, in the amounts set forth next to the stockholder's name on Schedule A hereto;

                  WHEREAS, the shares of Class B Common Stock owned by most of the individual Class B Stockholders represent only a small portion of the voting power of all of the outstanding common stock of Cablevision, but, collectively, the shares of Class B Common Stock owned by all the Class B Stockholders represent a significant portion of such voting power;

                  WHEREAS, each of the Class B Stockholders, each of the trustees (each individually, a "Trustee" and collectively, the "Trustees") of the Class B Stockholders which are trusts (each such trust, a "Class B Trust" and collectively, the "Class B Trusts"), each of the managers (each individually, a "Manager", and collectively, the "Managers") of any Class B Stockholders which are limited liability companies (each such company, a "Class B LLC" and collectively, the "Class B LLCs") and each of the Members (as defined below in Section 2) believes that it is in the best long-term interests of the Class B Stockholders and the beneficiaries of the Class B Trusts to consolidate and unify the voting, management and control power represented by such shares of Class B Common Stock, to qualify Cablevision as a "controlled company" under the listing standards of the New York Stock Exchange and to ensure the continued control of Cablevision by the family of Charles F. Dolan;

                  WHEREAS, each of the agreements establishing the respective Class B Trusts provides, in part, that the Trustee or Trustees of each of such Class B Trusts may enter into this Agreement on behalf of such Class B Trusts, and each such Trustee or Trustees has been duly authorized, on behalf of such Class B Trusts, to enter into, execute and deliver this Agreement and perform all of the obligations contained herein, including, without limitation, those provisions with respect to the voting of shares of Class B Common Stock;

                  WHEREAS, the Manager or Managers of each of the respective Class B LLCs has or have been duly authorized, on behalf of such Class B LLCs, to enter into,

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execute and deliver this Agreement and perform all of the obligations contained herein, including, without limitation, those provisions with respect to the voting of shares of Class B Common Stock;

                  WHEREAS, at a meeting of the Board (as defined in Section 1.1(a)) held on March 8, 2004, the Board approved this Agreement and the entering into this Agreement by each of the Class B Stockholders; and

                  WHEREAS, to provide for the consolidated and unified control over the shares of Class B Common Stock now owned or hereinafter acquired by the respective Class B Stockholders, to qualify Cablevision as a "controlled company" under the listing standards of the New York Stock Exchange and to ensure the continued control of Cablevision by the family of Charles F. Dolan, the Class B Stockholders desire to enter into this Agreement.

                  NOW THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein, the Class B Stockholders and the Members, agree as follows:

                  Section 1. Voting Arrangements.

                  1.1. Each Class B Stockholder shall vote all of the respective shares of Class B Common Stock over which such Class B Stockholder has voting control and shall take all other necessary or desirable actions within such respective Class B Stockholder's control (including in his or her capacity as a stockholder, trustee or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and/or execution of written consents in lieu of meetings) to vote all such shares of Class B Common Stock so that:

                  (a) any persons designated to be nominees for election to the Board of Directors of Cablevision (the "Board") as "Class B Directors" by (i) the Class B Majority (as defined in Section 1.3 below) until the death or permanent incapacity of both Charles F. Dolan and Helen A. Dolan, and (ii) thereafter, the Dolan Children Committee (as defined in Section 2 below), in accordance with the provisions of
         Section 3 below (any such nominee, a "Dolan Nominee"), shall be nominated for election to the Board by the Class B Stockholders and shall be elected to the Board, and, in the event that any such director elected by the Class B Stockholders for any reason ceases to serve as a member of the Board of Directors during his or her term of office, another Dolan Nominee, who shall be designated as provided above, shall be nominated and elected to fill the vacant directorship by the Class B Stockholders; and

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                  (b)      any vote in which the Class B Stockholders are
         entitled to vote in connection with a Change in Control of Cablevision shall be in accordance with the directions of (i) the Class B Majority until the death or permanent incapacity of both Charles F. Dolan and Helen A. Dolan, and (ii) thereafter, the Dolan Children Committee, in accordance with the provisions of Section 3 below. For the purposes of this Agreement, a Change in Control shall mean (x) any reorganization, consolidation, merger, readjustment or other transaction that results in the Class B Stockholders ceasing to have the power to elect a majority of directors of the Board or the board of directors or other governing body of any entity surviving such transaction or, if such entity is a subsidiary of another entity, of such controlling entity, as the case may be, or (y) any sale of all or substantially all of the assets of Cablevision to any entity with respect to which the Class B Stockholders do not possess the ability to elect a majority of the board of directors or other governing body of such entity.

                  1.2. In order to secure each Class B Stockholder's obligation to vote his or her shares of Class B Common Stock in accordance with the provisions of Section 1.1, each Class B Stockholder hereby appoints such person, as shall be designated in connection with each vote pursuant to Section
1.1 by the Class B Majority or the Dolan Children Committee, in accordance with the provisions of Section 3 below, as the case may be (such person, the "Applicable Proxy"), as his or her true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Class B Stockholder's shares of Class B Common Stock for the election of directors and/or all such other matters as expressly provided for in Section 1.1. The Applicable Proxy may exercise the irrevocable proxy granted to it hereunder at any time any Class B Stockholder fails to comply with the provisions of Section 1.1. The proxies and powers granted by each Class B Stockholder pursuant to this Section 1.2 are coupled with an interest and are given to secure the performance of the obligations under this Agreement. Such proxies and powers will be irrevocable until the termination of this Agreement and will survive the death, incompetency and disability of each Class B Stockholder. It is understood and agreed that the Applicable Proxy will not use such irrevocable proxy unless a Class B Stockholder fails to comply with Section 1.1 and that, to the extent the Applicable Proxy uses such irrevocable proxy, it will only vote such shares of Class B Common Stock with respect to the matters specified in, and in accordance with the provisions of, Section 1.1.

                  1.3. For purposes of this Agreement, the term "Class B Majority" shall mean a majority of the shares of Class B Common Stock voted at a meeting of the Class B Stockholders; provided that (i) at least a majority of the then outstanding shares of Class B Common Stock is represented at such meeting (including by proxy), (ii) all Class B Stockholders have been duly notified, or have waived notice, of such meeting in accordance with the provisions set forth in Section 4.2 (in analogous application thereof), (iii) such meeting may be attended telephonically or by other means by virtue of which all persons participating in the meeting can hear each other and (iv) notwithstanding the

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foregoing, any action required or permitted to be taken at any meeting of the
Class B Stockholders may be taken without a meeting if holders representing a majority of the then outstanding Class B Common Stock consent thereto in writing, the other Class B Stockholders are promptly notified of such written consent and such written consent is filed with the minutes of proceedings of the Class B Stockholders.

                  Section 2. The Dolan Children Committee.

                  2.1. The Class B Stockholders hereby create a committee to exercise, to the extent and in the manner provided herein, certain voting, management and control powers over the Class B Common Stock (the "Dolan Children Committee"), which shall consist of six members (each individually, a "Member", and collectively, the "Members").

                  2.2. The Class B Stockholders hereby designate Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Patrick F. Dolan, Thomas
C. Dolan and James L. Dolan as the initial Members, each of whom hereby accepts such designation and hereby agrees to act as an initial Member hereunder.

                  2.3. Each Member shall have the power to designate, by an instrument in writing, a person or a series of persons to act as his or her successor or consecutive successors as such a Member; provided that no designation by any Member shall be inconsistent with designations made by a former Member who is a predecessor of such Member. Such power shall include, without limitation, the power to designate a temporary successor Member pending a descendant of such designating Member having attained the age of 21. Subject to a Member's right to replace any such successor pursuant to the last sentence of this Section 2.3, any such instrument of designation shall become effective according to its terms and shall be revocable at any time prior to the qualification of the designee. In the event that there shall be more than one instrument executed by the same person designating a successor, then the instrument that shall bear the most recent date and shall be unrevoked shall govern. Each former Member shall have the power, until his or her death or permanent incapacity, to replace any successor Member of such Member (including, without limitation, a temporary successor Member) by designating, in accordance with this Section 2.3, another person as his or her successor Member.

                  2.4. Any Member acting hereunder may resign at any time and for any reason by a written notice delivered to the other Members, to any former Member that is a predecessor of such Member and to the designated successor Member of such Member, if any.

                  2.5. In the event of the death, resignation or other failure to act of a Member, or in the event of a court appointing a conservator, committee or guardian for

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such Member, and in the event that any such vacancy shall not be filled pursuant to the exercise of such Member's, or one of such Member's predecessor's, power to designate his or her successor, then the successor to such Member shall be as follows:

                  (a) If such Member shall be either one of the initial Members named herein or a descendant of one of such initial Members, then the successor to such Member shall be such Member's oldest living descendant willing to serve on the Dolan Children Committee; provided, however, that such descendant shall then have attained the age of 21 years.

                  (b) If no successor to such Member shall have been appointed pursuant to the provisions of the preceding paragraph, then the successor Member shall be such person as shall be designated, in writing, by a majority of the then acting Members; provided, however, that any successor designated pursuant to this Section 2.5(b) shall promptly be replaced by a descendant of the Member that preceded such successor upon such descendant attaining the age of 21, if so provided by such predecessor Member in a written instrument.

                  2.6. If any initial Member or the successor to any such Member is no longer deemed to own any shares of Class B Common Stock, as determined in accordance with the proviso to Section 3.4 of this Agreement, then such Member shall cease to be a Member and thereafter the Dolan Children Committee shall consist of the remaining Members.

                  2.7. Notwithstanding any other provision of this Section 2, at no time shall a person be a Member who is also a grantor of one or more of the Class B Trusts.

                  Section 3. Powers of the Dolan Children Committee.

                  3.1. Pursuant to the provisions of Section 1 of this Agreement, the Dolan Children Committee, acting by Dolan Children Committee Majority (as defined in Section 3.4), shall have the power, at such time specified in Section 1 of this Agreement, to direct how the Class B Stockholders shall vote their shares as a group with respect to all such matters provided for in Section 1 of this Agreement, and the Class B Stockholders hereby agree, as provided in Section 1.1 of this Agreement, to promptly carry out such directions with respect to the respective shares of Class B Common Stock owned by the Class B Stockholders over which such Class B Stockholders have voting control.

                  3.2. The Dolan Children Committee, acting by Dolan Children Committee Majority, shall also have the power:

                  (a) To appoint an Applicable Proxy at such time as is specified in Section 1 of this Agreement;

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                  (b)      To bring, maintain and defend suits, whether in law
         or in equity, and to settle, compromise, agree to arbitrate and be bound thereby, and to take any action believed by the Dolan Children Committee to be necessary or advisable to exercise the powers and duties of the Dolan Children Committee under this Agreement; and

                  (c) To employ and pay reasonable compensation to such agents, advisors, accountants, attorneys and investment counsel as may be necessary or desirable in carrying out the duties and powers of the Dolan Children Committee.

                  3.3. Any exercise of the Dolan Children Committee's powers under this Section 3 shall, to the extent possible, be pro rata among the Class B Stockholders in proportion to the respective Class B Stockholder's ownership of the Class B Common Stock to which such action relates, taking into consideration any obligations of the respective Class B Stockholders to third parties, including a prior pledge, that would cause a Class B Stockholder to be in default or in violation of its obligation to such third party if it were to carry out such action.

                  3.4. For purposes of this Agreement, the term "Dolan Children Committee Majority" shall mean a majority of the shares of Class B Common Stock then owned by the Members and, without duplication, their respective predecessor Members, if any (each, a "Predecessor Member"); provided that, for purposes of determining the Dolan Children Committee Majority, each Member or Predecessor Member (each, an "Applicable Person") shall be deemed to own shares of Class B Common Stock that are owned by such Applicable Person (a) directly, in the name of such Applicable Person, (b) indirectly, through the Class B Trusts listed on Schedule C hereto (each such Class B Trust, a "Member Trust"), in each case to the extent that such Applicable Person or his or her descendants or stepchildren are income beneficiaries of any such Member Trust or would be entitled to receive current income if current income were to be distributed by any such Member Trust, (c) indirectly, through any successor trust to any Member Trust or any new trust established after the date hereof, in each case to the extent that such Applicable Person or his or her descendants or stepchildren are income beneficiaries of any such trust or would be entitled to receive current income if current income were to be distributed by any such trust, and (d) indirectly, through such Applicable Person's or his or her descendants' or stepchildren's attributable interest in any legal entity, including, but not limited to, partnerships, limited liability companies, limited partnerships, corporations or joint ventures, formed after the date hereof, which owns shares of Class B Common Stock that were contributed to such entity, directly or indirectly, by such Applicable Person or any of the entities referenced in clause (b) or (c) above. As of the date hereof, each initial Member shall be deemed to own shares of Class B Common Stock in the amounts set forth next to such initial Member's name on Schedule C hereto.

                  Section 4. Meetings of the Dolan Children Committee.

                  4.1. Meetings of the Dolan Children Committee shall be held at the time and place as shall from time to time be determined by Dolan Children Committee Majority. After there has been such determination and notice thereof has been given to each Member in accordance with the provisions of this
Section 4, no further notice shall be required.

                  4.2. Notice of any meeting of the Dolan Children Committee shall be deemed to be duly given to a Member (i) if mailed to such Member at least 10 days before the day on which such meeting is to be held, or (ii) if sent to such Member by facsimile or electronic mail not later than three days before the day on which such meeting is to be held, or (iii) if delivered to the Member personally or orally, by telephone or otherwise, not later than two days before the day on which such meeting is to be held. Notice of any meeting of the Dolan Children Committee need not be given to any Member if waived by the Member in writing, whether before or after the holding of such meeting, or if such Member is present at such meeting. Any meeting of the Dolan Children Committee shall be a legal meeting without any notice thereof having been given if each Member then in office either is present at such meeting or has waived notice of such meeting. A special meeting of the Dolan Children Committee may be called by any two Members, by giving notice thereof to the other Members in accordance with the provisions of this Section 4.

                  4.3. At all meetings of the Dolan Children Committee, the presence of a Dolan Children Committee Majority, whether in person or by proxy, shall constitute a quorum for the transaction of business. Except as otherwise expressly provided for in this Agreement, any act of the Dolan Children Committee shall be taken by Dolan Children Committee Majority.

                  4.4. A Member may authorize another person or persons to act for him or her (including to attend and vote at a meeting of the Dolan Children Committee or to consent or dissent to an action of the Dolan Children Committee without a meeting) by proxy. Every such proxy must be in writing and signed by the Member. Every such proxy shall be revocable at the pleasure of the Member executing it.

                  4.5. A majority of the Members present, whether or not a quorum is present, may adjourn any meeting of the Dolan Children Committee to another time or place. No notice need be given of any adjournment meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 4.2 above shall be given to each Member.

                  4.6. Any action required or permitted to be taken at any meeting of the Dolan Children Committee may be taken without a meeting if all Members consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Dolan Children Committee.

                  4.7. To the extent consistent with the provisions of this Agreement, the Dolan Children Committee may adopt such rules and regulations for the conduct of meetings of the Dolan Children Committee.

                  4.8. Members may participate in a meeting of the Dolan Children Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                  4.9. Notice shall be sent to all Members and Class B Stockholders, to the addresses set forth in Schedule B (or to such other address as the party entitled to such notice shall hereafter designate), of any action taken pursuant to a vote of the Dolan Children Committee, whether such action is taken at a meeting or by action by written consent.

                  Section 5. Power of Sale.

                  5.1. Subject to the provisions of the Registration Rights Agreement, dated as of January 27, 1986, between Cablevision and Cablevision Systems Company (as it may be amended, supplemented or replaced, the "CSC Registration Rights Agreement"), and any applicable federal or state securities laws, each of the Class B Stockholders shall have the power, with respect to all or a portion of the shares of Class B Common Stock owned by such Class B Stockholder, either individually or grouped with other Class B Stockholders, (i) to sell, transfer, assign, pledge, encumber or otherwise dispose of any such shares of Class B Common Stock, and (ii) to exercise or refrain from exercising, or to sell any conversion privilege, warrant, option or subscription right, with respect to such shares of Class B Common Stock; provided, that, if any such disposition is in connection with a Change in Control, such disposition will be subject to the voting provisions of Section 1 of this Agreement.

                  Section 6. Compensation; Expenses; Liability; Indemnification.

                  6.1. No Class B Stockholder or Member shall be entitled to compensation for acting hereunder.

                  6.2. The expenses of the Dolan Children Committee shall be paid by the Member Trusts in proportion to the respective Member Trust's ownership of Class B

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Common Stock at the time such expense was incurred or in such other manner as determined by Dolan Children Committee Majority.

                  6.3. No Class B Stockholder or Member at any time acting under this Agreement shall be liable for any loss, liability, expense or damage to any of the Class B Stockholders, Members or beneficiaries of the Class B Trusts occasioned by such Class B Stockholder or Member's acts or omissions in good faith in carrying out his or her duties under this Agreement (including acts or omissions in reliance on opinion of counsel), and in any event a Class B Stockholder or Member shall be liable only for his or her willful default, wrongdoing or gross negligence, but not for honest errors of judgment.

                  6.4. A Class B Stockholder or Member shall be entitled to be indemnified by the Class B Stockholders for any liabilities resulting from, or arising in connection with, such Class B Stockholder's or Member's entering into this Agreement and/or the performance of his or her obligations in accordance with the terms of this Agreement. Any such indemnification shall be made by the Class B Stockholders in proportion to the respective Class B Stockholders' ownership of Class B Common Stock determined as of the time of the event for which such indemnification is being sought.

                  6.5. Each adult beneficiary of a Class B Trust hereby agrees to release each Trustee of such Class B Trust from any claim that may, now or in the future, arise from, or in connection with, such Trustee's entering into this Agreement and/or the performance of his or her obligations in accordance with the terms of this Agreement, and each such Trustee of a Class B Trust shall be entitled to be indemnified by the adult beneficiaries of such Class B Trusts, jointly and severally, for any liabilities resulting from, or arising in connection with, such Trustee's entering into this Agreement and/or the performance of his or her obligations in accordance with the terms of this Agreement.

                  Section 7. Amendment.

                  7.1. The provisions of this Agreement may be amended by a written instrument signed by the Class B Stockholders who then have voting control over two-thirds of the total outstanding shares of Class B Common Stock; provided that the provisions of Section 4 of this Agreement may be amended by a written instrument signed by Class B Stockholders representing a Dolan Children Committee Majority.

                  Section 8. Ability to Opt Out.

                  8.1. Any Class B Stockholder may opt out of this Agreement at any time and for any reason by (i) the delivery of a written notice to the other Class B Stockholders stating its election to do so, and (ii) subject to the terms and conditions of the CSC Registration Rights Agreement and the Amended and Restated Certificate of Incorporation of Cablevision, the conversion of each share of Class B Common Stock owned by such Class B Stockholder into one share of Cablevision NY Group Class A common stock of Cablevision (the "Class A Common Stock," and such Class B Stockholder, following such delivery and conversion, a "Former Class B Stockholder").

                  Section 9. Termination.

                  9.1. Unless sooner terminated by a written instrument signed by the Class B Stockholders who then have voting control over two-thirds of the total outstanding shares of Class B Common Stock and, following the death or permanent incapacity of both Charles F. Dolan and Helen A. Dolan, by Members of the Dolan Children Committee who (or, without duplication, whose respective Predecessor Members) then are deemed to own, in the manner described in the proviso to Section 3.4 of this Agreement, two-thirds of the total outstanding shares of Class B Common Stock then deemed to be owned in such manner by all Members of the Dolan Children Committee (or, without duplication, their respective Predecessor Members), this Agreement shall terminate upon the earlier of (i) the number of Class B Stockholders governed by this Agreement ceasing to be at least two in number, or (ii) the aggregate number of outstanding shares of Class B Common Stock ceasing to constitute at least 30% of the total voting power of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock of Cablevision.

                  Section 10. Enforceability; Remedies.

                  10.1. The Class B Common Stock governed by this Agreement cannot be purchased in the open market and represents a significant portion of the voting control of Cablevision. For those reasons, among others, the parties hereto and the beneficiaries of the respective Class B Stockholders will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise as to any vote of any such Class B Common Stock or any other action under this Agreement, an injunction may be issued restraining any such vote or other action pending the determination of such controversy, and in the event a Class B Stockholder fails to follow directions as provided for herein, such Class B Stockholder's obligation to follow such direction shall be enforceable in a court of equity by a decree of specific performance. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedy any of the parties hereto may have.

                  Section 11. Jurisdiction and Venue.

                  11.1. Each party to this Agreement hereby agrees that any action, suit or proceeding arising out of or relating to this Agreement (an "Action") will be commenced in the United States District Court for the Southern District of New York or in any court of the State of New York located in such District. Each party to this Agreement hereby irrevocably consents to the jurisdiction and venue of the United States District Court for the Southern District of New York and of any court of the State of New York located in such District in connection with any Action.

                  Section 12. Endorsement of Cablevision Class B Share
                              Certificates.

                  12.1. As soon as possible after the execution of this Agreement, the Class B Stockholders shall endorse on the face of the certificates representing the Class B Common Stock, now owned or hereinafter acquired by the Class B Stockholders, a legend reading substantially as follows:

                  "The voting of the shares represented by this Certificate is restricted by, and subject to the terms and conditions of, a Stockholders Agreement, dated as of March 19, 2004, a copy of which is on file at the offices of the Company and will be furnished without charge to the holder of such shares upon written request."

                  Section 13. New DBS Stockholders Agreement.

                  13.1. Pursuant to the anticipated spin-off of Cablevision's satellite service as a new entity ("Rainbow DBS"), the Class B Stockholders will become holders of the Class B common stock of Rainbow DBS or equivalent capital stock of Rainbow DBS (either of such stock, the "DBS Stock") and, as such, intend to enter into an agreement identical to this Agreement with respect to provisions contained therein, including, but not limited to, the provisions with respect to the voting of shares of the DBS Stock.

                  Section 14. Notices.

                  14.1. Any notice required or desired to be delivered hereunder shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, return receipt requested, (iii) by facsimile or electronic mail, (iv) effective upon dispatch, and (v) addressed as designated on Schedule B hereto (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof), with a copy to:

                           Debevoise & Plimpton LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attention: Richard D. Bohm
                           Facsimile: (212) 909-6836
                           E-mail: rdbohm@debevoise.com

                  Section 15. Construction.

                  15.1. Except as otherwise provided herein, the provisions of this Agreement shall apply to any successor Class B Stockholder who becomes a party to this Agreement in accordance with Section 15.5 of this Agreement or any successor Member, as if such successor were the original Class B Stockholder or initial Member named herein. All of the provisions of this Agreement shall apply to all shares of Class B Common Stock now owned or hereinafter acquired by the Class B Stockholders. Except as may be provided herein, nothing hereunder shall be deemed to constitute any person a third party beneficiary of this Agreement.

                  15.2. Whenever necessary or appropriate, the use herein of any gender shall be deemed to include the other gender and the use herein of either the singular or the plural shall be deemed to include the other.

                  15.3. The headings and titles herein are for convenience of reference only and are to be ignored in any construction of the provisions hereof.

                  15.4. This Agreement shall be governed and construed according to the laws of the State of New York, without regard to its rules for conflicts of laws.

                  15.5. This Agreement shall be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns. Without limiting the generality of the preceding sentence, this Agreement shall be binding on (i) any "Descendant's Trust" (as that term is defined in the agreements establishing the respective Class B Trusts) or any similar continuing trust, whether created through the exercise of a power of appointment or otherwise, and whether created during the life of or following the death of one or more of the persons presently eligible to receive income from the respective Class B Trusts and (ii) any individual person or entity that hereinafter acquires any shares of Class B Common Stock; provided that, as a condition to such transfer, any such person or entity shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Class B Stockholders who then have voting control over two-thirds of the total outstanding shares of Class B Common Stock.

                  15.6. Nothing in this Agreement shall be deemed to modify or otherwise affect any rights of Cablevision or any of its subsidiaries under any agreement to which it and any Class B Stockholder or Class B Stockholders are parties.

                  15.7. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together can constitute one and the same instrument.

         IN WITNESS WHEREOF this Agreement has been executed by each of the parties hereto, and shall be effective as of the date first above written.

                                       /s/ Charles F. Dolan
                                       -----------------------------------------
                                       CHARLES F. DOLAN, individually

                                       Dated as of: March 19, 2004

                                       DOLAN FAMILY LLC

                                       By: /s/ Edward C. Atwood
                                       -----------------------------------------
                                       Name: Edward C. Atwood
                                       Title: Manager

                                       Dated as of: March 19, 2004

                                       /s/ Kathleen M. Dolan
                                       -----------------------------------------
                                       KATHLEEN M. DOLAN, individually, and as a
                                       Trustee of the Dolan Descendants Trust,
                                       the Dolan Grandchildren Trust,
                                       the Dolan Spouse Trust
                                       and the Dolan Progeny Trust, and
                                       the D.C. Kathleen Trust

                                       Dated as of: March 19, 2004

                                       /s/ Deborah A. Dolan-Sweeney
                                       -----------------------------------------
                                       DEBORAH A. DOLAN-SWEENEY, individually,
                                       and as a Trustee of the Dolan Descendants
                                       Trust, the Dolan Grandchildren Trust,
                                       the Dolan Spouse Trust
                                       and the Dolan Progeny Trust, and
                                       the D.C. Deborah Trust

                                       Dated as of: March 19, 2004

                                       /s/ Marianne Dolan Weber
                                       -----------------------------------------
                                       MARIANNE DOLAN WEBER, individually, and
                                       as a Trustee of the Dolan Descendants
                                       Trust, the Dolan Grandchildren Trust,
                                       the Dolan Spouse Trust
                                       and the Dolan Progeny Trust, and
                                       the D.C. Marianne Trust

                                       Dated as of: March 19, 2004

                                       /s/ Patrick F. Dolan
                                       -----------------------------------------
                                       PATRICK F. DOLAN, individually, and as a
                                       Trustee of the D.C. Patrick Trust
                                       and as Trustee of the Tara Dolan 1989
                                       Trust

                                       Dated as of: March 19, 2004

                                       /s/ Thomas C. Dolan
                                       -----------------------------------------
                                       THOMAS C. DOLAN, individually, and as a
                                       Trustee of the D.C. Thomas Trust

                                       Dated as of: March 19, 2004

                                       /s/ James L. Dolan
                                       -----------------------------------------
                                       JAMES L. DOLAN, individually, and as a
                                       Trustee of the D.C. James Trust and as
                                       Trustee of the Marissa Waller 1989 Trust,
                                       the Charles Dolan 1989 Trust and the Ryan
                                       Dolan 1989 Trust

                                       Dated as of: March 19, 2004

                                       /s/ Paul J. Dolan
                                       -----------------------------------------
                                       PAUL J. DOLAN, not individually, but
                                       solely as a Trustee of Dolan Descendants
                                       Trust, the Dolan Grandchildren Trust,
                                       the Dolan Spouse Trust, the Dolan Progeny
                                       Trust, the D.C. Kathleen Trust, the D.C.
                                       James Trust, and as Trustee of the CFD
                                       Trust # 10

                                       Dated as of: March 19, 2004

                                       /s/ Mary S. Dolan
                                       -----------------------------------------
                                       MARY S. DOLAN, not individually, but
                                       solely as a Trustee of the D.C. Deborah
                                       Trust and the D.C. Patrick Trust

                                       Dated as of: March 19, 2004

                                       /s/ Matthew J. Dolan
                                       -----------------------------------------
                                       MATTHEW J. DOLAN, not individually, but
                                       solely as a Trustee of the D.C. Marianne
                                       Trust and the D.C. Thomas Trust

                                       Dated as of: March 19, 2004

                                       /s/ John A. MacPherson
                                       -----------------------------------------
                                       JOHN A. MACPHERSON, not individually, but
                                       solely as Trustee of the CFD Trust No. 1,
                                       the CFD Trust No. 2, the CFD Trust No. 3,
                                       the CFD Trust No. 4, the CFD Trust No. 5
                                       and the CFD Trust No. 6

                                       Dated as of: March 19, 2004

                                       /s/ Lawrence J. Dolan
                                       -----------------------------------------
                                       LAWRENCE J. DOLAN, not individually, but
                                       solely as a Trustee of the Charles
                                       F.Dolan 2001 Family Trust

                                       Dated as of: March 19, 2004

                                       /s/ Helen A. Dolan
                                       -----------------------------------------
                                       HELEN A. DOLAN, individually, and as a
                                       Trustee of the Charles F. Dolan 2001
                                       Family Trust

                                       Dated as of: March 19, 2004

                                   SCHEDULE A

STOCKHOLDER                                                      SHARES OF CLASS B COMMON STOCK
-----------                                                      ------------------------------
Charles F. Dolan                                                           30,491,398

Dolan Family LLC                                                            7,977,325

Dolan Descendants Trust                                                        37,493
          Trustees: Kathleen M. Dolan
                    Deborah A. Dolan-Sweeney
                    Marianne Dolan Weber
                    Paul J. Dolan

Dolan Progeny Trust                                                            19,145
          Trustees: Kathleen M. Dolan
                    Deborah A. Dolan-Sweeney
                    Marianne Dolan Weber
                    Paul J. Dolan

Dolan Grandchildren Trust                                                      26,325
          Trustees: Kathleen M. Dolan
                    Deborah A. Dolan-Sweeney
                    Marianne Dolan Weber
                    Paul J. Dolan

Dolan Spouse Trust                                                              3,637
          Trustees: Kathleen M. Dolan
                    Deborah A. Dolan-Sweeney
                    Marianne Dolan Weber
                    Paul J. Dolan

D.C. Kathleen Trust                                                         1,934,443
          Trustees: Kathleen M. Dolan
                    Paul J. Dolan

D.C. Deborah Trust                                                          1,934,443
          Trustees: Deborah A. Dolan-Sweeney
                    Mary S. Dolan

STOCKHOLDER                                                                 SHARES OF CLASS B COMMON STOCK
-----------                                                                 ------------------------------
D.C. Marianne Trust                                                         1,878,085
          Trustees: Marianne Dolan Weber
                    Matthew J. Dolan

D.C. Patrick Trust                                                          1,878,085
          Trustees: Patrick F. Dolan
                    Mary S. Dolan

D.C. Thomas Trust                                                           1,934,443
          Trustees: Thomas C. Dolan
                    Matthew J. Dolan

D.C. James Trust                                                            1,934,443
          Trustees: James L. Dolan
                    Paul J. Dolan

CFD Trust No. 1                                                             1,741,481
          Trustee: John A. MacPherson

CFD Trust No. 2                                                             1,741,481
          Trustee: John A. MacPherson

CFD Trust No. 3                                                             1,685,123
          Trustee: John A. MacPherson

CFD Trust No. 4                                                             1,665,978
          Trustee: John A. MacPherson

CFD Trust No. 5                                                             1,773,391
          Trustee: John A. MacPherson

CFD Trust No. 6                                                             1,773,391
          Trustee: John A. MacPherson

CFD Trust # 10                                                                596,423
          Trustee: Paul J. Dolan

Tara Dolan 1989 Trust                                                          60,627
          Trustee: Patrick F. Dolan

STOCKHOLDER                                                                 SHARES OF CLASS B COMMON STOCK
-----------                                                                 ------------------------------
Marissa Waller 1989 Trust                                                      60,627
          Trustee: James L. Dolan

Charles Dolan 1989 Trust                                                       60,627
          Trustee: James L. Dolan

Ryan Dolan 1989 Trust                                                          60,627
          Trustee: James L. Dolan

Charles F. Dolan 2001 Family Trust                                          5,945,196
          Trustees: Helen A. Dolan
                    Lawrence J. Dolan

                                   SCHEDULE B

CLASS B STOCKHOLDER                           ADDRESS FOR NOTICES
-------------------                           -------------------
Charles F. Dolan                              119 Cove Neck Road
                                              Oyster Bay, New York 11771

Dolan Family LLC                              c/o Dolan Family Office
Dolan Descendants Trust                       340 Crossways Park Drive
Dolan Progeny Trust                           Woodbury, New York  11797
Dolan Grandchildren Trust                     Attention: William A. Frewin, Jr.
Dolan Spouse Trust
D.C. Kathleen Trust
D.C. Deborah Trust
D.C. Marianne Trust
D.C. Patrick Trust
D.C. Thomas Trust
D.C. James Trust
CFD Trust No. 1
CFD Trust No. 2
CFD Trust No. 3
CFD Trust No. 4
CFD Trust No. 5
CFD Trust No. 6
CFD Trust # 10
Tara Dolan 1989 Trust
Marissa Waller 1989 Trust
Charles Dolan 1989 Trust
Ryan Dolan 1989 Trust
Charles F. Dolan 2001 Family Trust

MEMBER                                      ADDRESS FOR NOTICES
------                                      -------------------
Kathleen M. Dolan                           65 Central Street
                                            Woodstock, Vermont 05091

Deborah A. Dolan-Sweeney                    59 Harbor Road
                                            Oyster Bay, New York 11771

Marianne Dolan Weber                        33 Southard Avenue
                                            Rockville Centre, New York 11570

Patrick F. Dolan                            4 Smugglers Lane
                                            Lloyd Harbor, New York 11743

Thomas C. Dolan                             c/o Cablevision Systems Corporation
                                            1111 Stewart Avenue
                                            Bethpage, NY 11714

James L. Dolan                              125 Cove Neck Road
                                            Oyster Bay, New York 11771

                                   SCHEDULE C

                                           NUMBER OF SHARES OF CLASS B
                                         COMMON STOCK DEEMED TO BE OWNED          OWNERSHIP CONFERRED
MEMBER                                               BY MEMBER                           THROUGH
------                                               ---------                           -------
Kathleen M. Dolan                                 1,934,443                 D.C. Kathleen Trust
                                                  1,741,481                 CFD Trust No. 1
                                                    990,866                 Charles F. Dolan 2001 Family Trust
                                                    -------                 ----------------------------------
                                                  4,666,790                 TOTAL

Deborah A. Dolan-Sweeney                          1,934,443                 D.C. Deborah Trust
                                                  1,741,481                 CFD Trust No. 2
                                                    990,866                 Charles F. Dolan 2001 Family Trust
                                                    -------                 ----------------------------------
                                                  4,666,790                 TOTAL

Marianne Dolan Weber                              1,878,085                 D.C. Marianne Trust
                                                  1,685,123                 CFD Trust No. 3
                                                    990,866                 Charles F. Dolan 2001 Family Trust
                                                    -------                 ----------------------------------
                                                  4,554,074                 TOTAL

Patrick F. Dolan                                  1,878,085                 D.C. Patrick Trust
                                                  1,665,978                 CFD Trust No. 4
                                                    990,866                 Charles F. Dolan 2001 Family Trust
                                                     60,627                 Tara Dolan 1989 Trust
                                                     ------                 ---------------------
                                                  4,595,556                 TOTAL

Thomas C. Dolan                                   1,934,443                 D.C. Thomas Trust
                                                  1,773,391                 CFD Trust No. 5
                                                    990,866                 Charles F. Dolan 2001 Family Trust
                                                    -------                 ----------------------------------
                                                  4,698,700                 TOTAL

James L. Dolan                                    1,934,443                 D.C. James Trust
                                                  1,773,391                 CFD Trust No. 6
                                                    990,866                 Charles F. Dolan 2001 Family Trust
                                                     60,627                 Marissa Waller 1989 Trust
                                                     60,627                 Charles Dolan 1989 Trust
                                                     60,627                 Ryan Dolan 1989 Trust
                                                     ------                 ---------------------
                                                  4,880,581                 TOTAL